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                                                                   Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNANTS



Board of Directors
Frederick Brewing Co.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-53971) of our report dated February 8, 1999, except for Notes 1 and 8 which are as of June 30, 1999, relating to the consolidated financial statements of Frederick Brewing Co. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.


                                           /s/ BDO Seidman, LLP
                                           ----------------------------
                                               BDO Seidman, LLP




Washington, D.C.
April 7, 2000